POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of ASC East, Inc. hereby severally constitute and appoint Christopher E. Howard and Leslie B. Otten, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K filed herewith and generally to do all such things in our names and on our behalf in our capacities as offices and directors to enable ASC East, Inc. to comply with the provision of the
Securities  Exchange  Act of  1934,  as  amended,  and all  requirements  of the
Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Annual Report.

       Signature                 Title                             Date

                     Chairman  of the  Board of  Directors,
/s/ Leslie B. Otten President and Chief Executive Officer November 10, 1998 ------------------- (Principal Executive Officer)
Leslie B. Otten


/s/ Gordon M. Gillies
--------------------------  Director                         November 10, 1998
Gordon M. Gillies